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Overview of Columbia Equity Trust / JP Morgan Asset Management Proposed Merger February 2007

Disclaimer This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this presentation are forward-looking statements. All forward-looking statements speak only as of the date of this presentation. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of JPMorgan Asset Management, Columbia Equity Trust, Inc. and their affiliates or industry results or the benefits of the proposed merger transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the merger transaction by the stockholders of Columbia Equity Trust, Inc. and satisfaction of other customary conditions to closing and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Columbia Equity Trust's filings with the Securities and Exchange Commission. Neither JPMorgan Asset Management nor Columbia Equity Trust, Inc. assumes any obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information This presentation does not constitute an offer of any securities for sale. In connection with the proposed merger transaction, Columbia Equity Trust, Inc. has filed a proxy statement regarding the proposed merger transaction with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement and other documents filed by Columbia Equity Trust, Inc. with the SEC because they contain important information about Columbia Equity Trust, Inc. and the proposed merger transaction. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents at the SEC's website at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge from Columbia Equity Trust, Inc. by directing such request to: Columbia Equity Trust, Inc., 1750 H Street, NW Suite 500, Washington, DC 20006, Attention: Dominique Daschle. Investors and security holders are urged to read the proxy statement and other relevant material before making any voting or investment decisions with respect to the merger.

Table of Contents Executive Summary Valuation Process Conclusion

Executive Summary

Transaction Terms Announcement Date: November 6, 2006 Target: Columbia Equity Trust, Inc. Acquirer: Commingled Pension Trust Fund (Special Situation Property Fund) of JPMorgan Chase Bank, N.A. (an affiliate of JPMorgan Asset Management "JPMAM") Consideration: $19.00 per common share in cash Transaction Value1: $502 million (excluding transaction costs) Purchase Price of Common Equity2: $289 million Purchase Price to 2007E FFO Multiple3: 16.1x (Analysts' Consensus Estimates) - 17.6x (Management Estimate) Implied Nominal Cap Rate4: 6.2% Marketing Period: None Termination Fee: $4.0 million (1.38% of equity value); plus up to $750,000 expense reimbursement Superior Proposal: Allows COE to consider and accept superior offers under customary "no shop" provision Contingencies: No financing or approval contingencies Approximate valuation on November 6, 2006 (transaction announcement date) which included assumption of $213 million of debt (including Columbia's pro rata share of joint venture debt). Consisting of 13,863,334 common shares and 1,359,973 operating partnership and LTIP units. Management's internal FFO per share estimate of $1.08 is based on additional investment and capital raising assumptions. Based on 9/30 financial statements and management forward estimates; includes accrual of certain transaction costs.

Why Approve the Proposed Merger? The Independent Directors believe a $19.00 all cash offer represents an attractive value for Columbia shareholders: Significant premium to NAV estimates. Recognizes value of management fee income. No discount for minority interest position in 10 of 21 properties. 12.4% premium to closing share price day prior to announcement. 12.6% premium to 30 day volume weighted average prior to announcement. 19.9% premium to 90 day volume weighted average prior to announcement. Premium to Historical Trading Levels The Office REIT Sector is trading at historically high multiples and at a significant premium to historical averages. Downside Risk in REIT Multiples $19.00 share price captures platform value while eliminating for shareholders the risks inherent in the independent business plan. Monetizes Future Value of Independent Business Plan Premium to Portfolio Value Since the Merger announcement on 11/6/06 (over 90 days ago) no additional offers or requests for information have been received. The merger was structured so as to not discourage competing bids - the break-up fee is only 1.38% of the total equity value. No Topping Bid Received

The Independent Directors determined that the JPMAM offer represented an attractive premium to underlying NAV and eliminated for shareholders the risks inherent in the independent business plan. The decision to sell was opportunistic and for the benefit of the shareholders. Upon receipt of the initial offer, the Independent Directors embarked on a careful deliberative negotiation to ensure that shareholders received fair value for their investment. The Independent Directors led multiple rounds of negotiations to secure the $19.00 offer and limited deal protection. The Independent Directors determined that the $19.00 offer reflected an attractive valuation for the Columbia platform. The offer ensured a minimum valuation threshold of $19.00 while permitting Columbia to consider any superior offers. At the direction of the Independent Directors, management did not engage in any compensation discussions with JPMAM until after the $19.00 price had been agreed upon by the parties. Process Designed to Achieve Full Value for Shareholders

Valuation

Net Asset Value The all cash offer represents a 15.2% premium to consensus research analyst Net Asset Value estimates of $16.49. When considering transaction expenses of an estimated $0.37 per share1 the premium expands to 17.5%. The premium to NAV highlights JPMAM's willingness to pay for Columbia's "platform value". 1 Approximately $5.6 million Company related expenses per the proxy; does not include buyside expenses or change of control costs. Source: SNL Financial as of 11/2/06; Represents consensus research analyst estimates. Note: Wachovia estimated an NAV for Columbia of $15.24 to $20.29 in its fairness opinion presented to the Board. $19.00 Offer Represents a Premium to Underlying Portfolio Value

Dependency on external growth drivers (new acquisitions and development) in the highly competitive Washington, D.C. market. Smallest office REIT on the NYSE incurring general & administrative expense at a disproportionate percentage to peers. On-going infrastructure and personnel expenditures required to grow. Internalization of property management platform. Expansion of development skills. Since its IPO, Columbia has traded at a discount to its public peers. Independent business plan requires consistent access to public equity markets. Translates into high cost of equity capital. $19.00 Offer Eliminates Risks Inherent to Independent Business Plan Earnings Drivers Entity Size and Cost Structure Public Market Valuation Market's expectation for 2007 was significantly higher than internal budget projections, creating possible earnings disappointment. Projected FFO from existing portfolio provides little upside in 2007 estimates. Columbia's internal FY 2007 FFO per share target of $1.08 based on additional investment and capital raising assumptions; analysts' consensus FFO estimate for 2007 was $1.18. Reduced Earnings Guidance Local Market Conditions Investment climate in the Washington, D.C. market has driven capitalization rates to historically low levels. Higher levels of development increasing supply.

$19.00 Offer Captures Value Previously Ignored By The Public Market Source: FactSet, as of 11/3/06. Office Peers include OFC, KRC, CLI, MPG, RPB, and WRE. Columbia has traditionally traded at a substantial discount to its office peer group. Total Return COE IPO through Merger Announcement

$19.00 Offer is Attractive in Light of Recent Transaction Precedent Nominal cap rates for comparable transactions based on research analyst estimates. Comparable transaction values based on research analyst estimates. Metrics based on Blackstone's $55.50 per share offer. The Independent Directors believe that the offer price reflects no discount for the portfolio's suburban orientation, or that 33% of Columbia's NOI (as of 9/30/2006) represents minority versus controlling interests.

Process

Independent Directors of the Board Independent Directors ensured that shareholders received fair value for their investment. Transaction structure guaranteed significant shareholder premium while providing opportunity for superior proposals. Multiple rounds of negotiations secured price increase and reduced break-up fee. Management excluded from final negotiations; post-merger employment discussions conducted after share price value had been finalized. Columbia Management Offer price of $19.00 was negotiated prior to authorizing management to begin employment negotiations. The nature of employment agreement negotiations highlight JPMAM's and management's belief that the offer represented a full valuation for the portfolio. JPMAM originally requested management reinvest 75% of its equity; Management agreed to reinvest only 25%. Performance based promote tied to performance of new investments only with a clawback based on existing Columbia portfolio meeting a minimum return. Management bonuses are net neutral to the transaction. The bonuses payable by JPMAM are substantially the same as the change of control payment provided in management's current employment agreements. Management's employment agreements with JPMAM have been made available through filings with the SEC. Deliberative Process

Independent Directors of the Board Bruce M. Johnson Since 2000, Mr. Young has served as President & CEO of Alliance Bankshares Corporation (NasdaqSC:ABVA), a publicly-traded commercial bank. Mr. Young has over 25 years of corporate banking experience. Mr. Vasvari currently serves as President, Vasvari & Associates, a real estate consulting firm. Mr. Vasvari previously served for over 13 years as Executive Vice President and Chief Operating Officer of Federal Realty Investment Trust (NYSE: FRT), a publicly traded owner and developer of shopping centers and mixed-use projects throughout the United States. Ms. Owen has served as Senior VP & General Counsel of Clark Enterprises Inc. since 1995. Clark Enterprises is a privately held investment company with diversified assets ranging from real estate and technology to construction, including Clark Construction LLC, a construction contractor with annual revenues in excess of $2.6 billion. Mr. McGovern currently serves as CEO of market10 (formerly known as TGSSoft, Inc.), a privately held online recruitment and career services company. From 1995 to 2002, Mr. McGovern served as Chairman and CEO of CareerBuilder.com, which prior to its sale, was a publicly traded online recruitment company. Robert J. McGovern Rebecca L. Owen Hal A. Vasvari Thomas A. Young Jr. Mr. Johnson has served as Managing Director and Chief Financial Officer of Regency Centers Corporation (NYSE: REG), a publicly-traded owner, operator and developer of grocery-anchored retail centers, since its initial public offering in October 1993, and currently serves as a member of its board of directors. Mr. Johnson also served as Executive Vice President of Regency's predecessor real estate division from 1979 to 1993.

JPMorgan Asset Management Represented the Most Logical Buyer JPMAM's offer exhibited certain key attributes that the Independent Directors valued when deciding to pursue the transaction. Appeared to ascribe full value for the joint venture assets. No discount for minority interests ("control discount"). Willingness to pay for management team and third- party management fee income. Familiarity with portfolio, Washington, D.C. market and Columbia's sub-markets Ability to move quickly. No financing or approval contingencies. Represents Columbia's pro rata share of annualized base rents as a percentage of Columbia's total pro rata annualized base rents as of 9/30/06.

Limited Deal Protection Does Not Deter Other Potential Bidders The in-place break-up fee represents approximately $0.25 per share, or 1.38% of the total transaction equity value, excluding $750,000 of negotiated expense reimbursements. Expense reimbursement of $750,000 represents an additional $0.05 per share, or 0.26% of the total transaction equity value, but provides meaningful value to any potential topping bidder given the ability to leverage existing transaction documentation. The Independent Directors ran a similar process and negotiated specific deal protection mechanisms similar to those in the Equity Office Properties Trust / Blackstone transaction as announced approximately 14 days after Columbia's announcement. Columbia's smaller size creates a broader universe of potentially interested buyers. Columbia secured waivers to publicly disclose all agreements governing properties in which it owns a minority interest. Board retains full discretion to entertain superior proposals and provide diligence. Despite a low break-up fee, since announcement on November 6, 2006, Columbia has not received any additional offers or requests for information.

Conclusion

The all cash offer price of $19.00 represents a fair value for the Columbia platform. 15.2% premium to consensus research analysts' NAV. The offer implies $278 price per square foot, attractive when compared to similar transactions. 12.4% premium to share price day prior to announcement. 12.6% and 19.9% premium to 30 day and 90 day volume weighted average price prior to announcement, respectively. Deliberate, thoughtful process conducted under the direction of independent board members. Multiple rounds of negotiations secured price increase and reduced break-up fee. Limited deal protection mechanisms to allow other interested parties to enter into negotiations. Negotiated full offer price prior to management's employment agreements. JPMAM represents the most logical buyer. No control discount applied to minority interest positions. Familiarity with the portfolio and the local market. Additional Considerations: Achieving independent business plan growth objectives dependent upon aggressive, continual acquisition and development activity. Higher public company costs impacting ability to provide predictable, stable earnings. The suburban Washington, D.C. office market remains one of the most compelling markets in the U.S. attracting increasing levels of investment activity. Current private market valuations at historically high levels. Robust public office REIT valuations; most office REITs trading at or near 52-week highs and at historically low cap rates. Conclusion